THIS PROMMISSORY NOTE HAS NOT BEEN REGISTERD UNDER THE SECURITIES ACT OF 1933. NO SALE, HYPOTHECATION, TRANSFER OR DISPOSITION MAY BE EFFECTED, EXCEPT IN COMPLIANCE WITH SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO.

                         NON-NEGOTIABLE PROMISSORY NOTE

  $150,000.00                                     Ponte Vedra Beach, Florida
                                                       September 30, 2004

FOR VALUE RECEIVED, Global Axcess Corp, a Nevada corporation ("Borrower"), hereby promises to pay to Bill H. Bailey, Jr., an individual ("Payee"), the principal sum of One Hundred Fifty Thousand dollars ($150,000.00) (the "Principal Amount"), with interest on the Principal Amount from the date hereof until paid at the rate of four percent per annum (4%). Interest shall be calculated on the basis of a year of three hundred sixty-five (365) days. All payments of both principal and interest shall be made in lawful money of the United States of America at the address of the Payee hereof as it appears in the books and records of the Borrower, or at such other place as may be designated by the Payee.

1. This note (the "Note") is issued pursuant to all of the terms of that certain Consulting Agreement dated as of the date hereof, by and between Borrower and Payee (the "Consulting Agreement").

2. Payments. The principal balance of the Note shall be repaid in three installments of fifty thousand dollars ($50,000) each, due on the last business day of each September, 2005, 2006 and 2007 (the "Payment Dates"). On each Payment Date, Borrower shall pay all accrued, but unpaid interest. All remaining principal and any accrued but unpaid interest shall be due and payable in full on September 30, 2007.

3. Prepayment. The Principal Amount of this Note may be prepaid in whole or in part at any time prior to the Maturity Date without penalty.

4. Waiver. Borrower hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of this Note. No waiver of any provision of this Note made by agreement of Payee and any other person or party shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Borrower under this Note. No failure to exercise and no delay in exercising, on the part of Payee, any right, power or privilege under this Note shall operate as a waiver thereof nor shall single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other power, right or privilege.

5. Amendments; Assignment; Non-Negotiability. Any term of the Note may be amended or waived with the written consent of the Payee and the Borrower. This Note may not be assigned without the prior written consent of the Borrower. This

Note is not negotiable and is subject to Payee's performance under the Consulting Agreement. In addition, Borrower shall have the right to setoff against amounts owed under this Note any amounts Payee may owe to Borrower under the Consulting Agreement or that certain Asset Purchase Agreement (the "APA") dated as of September __, 2004 by and between Borrower and Payee.

6. Governing Law. This Note is governed by and shall be construed in accordance with the laws of Florida without regard to its doctrine of conflict of laws and shall be subject to the jurisdiction of any state or federal court located in the State of Florida.

7. Maximum Interest Rate. Regardless of any provision contained in the Note, the Consulting Agreement or the APA, the Payee shall never be entitled to receive, collect or apply as interest on the Note any amount in excess of that permitted under applicable law.

8. Attorney's Fees and Costs. In the event that any legal action or proceeding is brought by Payee to enforce this Note or any provisions of this Note, the prevailing Party in any such action or proceeding shall be entitled to recover all reasonable attorney's fees and costs from the other Party, in addition to any other damages awarded.


IN WITNESS WHEREOF, the Borrower has caused this Note to be duly issued, executed and delivered on the date and year above stated.


                                              Global Axcess Corp (Borrower)



                                              By____________________________
                                                      Michael Dodak, CEO